                                                                   EXHIBIT 10.14

                       MPCI STOP LOSS REINSURANCE CONTRACT

                                TABLE OF CONTENTS
ARTICLE
-------
                  Preamble

       1          Term

       2          Season

       3          Business Covered

       4          Territory

       5          Exclusions

       6          Reinsuring

       7          Extra Contractual Obligations

       8          Excess of Original Policy Limits

       9          Definitions

      10          Notice of Loss and Loss Settlements

      11          Premium

      12          Net Retained Lines

      13          Offset

      14          Access to Records

      15          Errors and Omissions

      16          Currency

      17          Arbitration

      18          Service of Suit

      19          Insolvency

ATTACHMENTS
-----------
                  Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A.

                  Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - Canada

                       MPCI STOP LOSS REINSURANCE CONTRACT

                   (hereinafter referred to as the "Contract")

In consideration of the mutual covenants hereinafter contained and subject to all the terms and conditions hereinafter set forth

                        GRANITE REINSURANCE COMPANY, LTD.


                    (hereinafter referred to as "Reinsurer ")


                    do hereby indemnify, as herein provided,

                       ACCEPTANCE INSURANCE COMPANIES INC.

                   (hereinafter referred to as the "Company" )

Wherever the word "Company" is used in this Contract, such term shall be held to include any and/or all of the subsidiary companies which are or may hereafter come under the management of the Company, provided that notice be given to the Reinsurer of any such subsidiary companies which may hereafter come under the management of the Company as soon as practicable, with full particulars as to how such acquisition is likely to affect this Contract.

                                    ARTICLE 1

TERM

This Contract shall become effective as of July 1, 2000 and shall remain in full force and effect with respect to all Covered Business risks in force or attaching from that date through June 30, 2005.

The Reinsurer shall be responsible for all losses in progress at June 30, 2005 in the same manner and to the same extent it would have been responsible had the Contract expired or terminated the day following the conclusion of the loss in progress.

                                    ARTICLE 2

SEASON

The Season commences on July 1 of each year and continues through June 30 of the following year.

                                    ARTICLE 3

BUSINESS COVERED

This Contract shall indemnify the Company, as set forth in the Reinsuring Article, in respect of the liability which may accrue to the Company under all policies, bonds, binders, certificates, contracts of insurance or reinsurance, co-insurance or co-indemnity, or other evidences of liability (hereinafter referred to as "policy(ies)" and/or "bond(s)", oral or written, issued or renewed before or after the effective time and date hereof, issued by or contracted for by the Company in respect of all business classified by the Company as Multi-Peril Crop Insurance (MPCI) business, as defined and reinsured by the FCIC and issued by the Company, IGF Insurance Company or Continental Casualty Company. This Contract shall also indemnify the Company, as set forth in Part II of Article 6, in respect of the indemnification obligations to the Company of IGF Insurance Company and IGF Holdings, Inc. under Article IX of that certain Asset Purchase Agreement dated as of May 23, 2001 ("APA"), but the Reinsurer shall not be liable for more than $36,400,000 minus the aggregate amounts paid to the Company pursuant to Article IX of the APA by IGF Insurance Company or IGF Holdings, Inc. in the aggregate under this sentence and such Part II; provided, however, that such aggregate dollar limitation on such liabilities shall not apply with respect to an indemnification obligation arising from or related to actual fraud committed by IGF Insurance Company, IGF Holdings, Inc. or the Reinsurer.

                                    ARTICLE 4

TERRITORY

This Contract shall apply only to risks located in the United States of America.

                                    ARTICLE 5

EXCLUSIONS

This Contract shall not apply to and specifically excludes:

      1. Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard policy form containing a standard war exclusion clause.

      2. All liability of the Company excluded by the following clauses attached hereto:

            (a) Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A.


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

            (b) Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - Canada.

      3.    Risks not reinsured by FCIC.

      4. This Contract excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

      5. Loss adjustment expense. For the purposes of this Contract, the term "loss adjustment expense" shall mean all loss adjustment expenses incurred by the Company, as defined by the FCIC.

                                    ARTICLE 6

REINSURING

Part I:     The Reinsurer shall be liable for 100% of the subject ultimate net
------   loss in excess of:

      1. 140%, but not greater than 150%, of the Company's subject net retained premium income for each crop year.

      2. The liability of the Reinsurer for the term of the treaty shall not exceed $40,000,000 in all without the payment of additional premium equal to a rate of 5% of subject net retained premium income for each year unearned.

Part II:    In addition, the Reinsurer shall be jointly and severally liable to
------- the Company, to the same extent and on the same terms and conditions that IGF Insurance Company and IGF Holdings, Inc. shall be liable to the Company, against all damages, losses, liabilities, costs and expenses of every kind whatsoever incurred or suffered by the Company that result from, relate to or arise out of those matters specified by
          Article IX of the APA. Notwithstanding any other provision of this Contract, however, the Reinsurer shall not be liable to the Company under this Part II in excess of an aggregate of $36,400,000 minus the aggregate amounts paid to the Company pursuant to Article IX of the APA by IGF Insurance Company or IGF Holdings, Inc. in the aggregate under Article 3 and this Part II; provided, however, that such aggregate dollar limitation on such liabilities shall not apply with respect to an indemnification obligation arising


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

         from or related to actual fraud committed by IGF Insurance Company, IGF Holdings, Inc. or the Reinsurer.

                                    ARTICLE 7

EXTRA CONTRACTUAL OBLIGATIONS

This Contract shall not protect the Company within the limits hereof, where the ultimate net loss includes any extra contractual obligations. The term "extra contractual obligations" is defined as those liabilities not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any extra contractual obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.

                                    ARTICLE 8

EXCESS OF ORIGINAL POLICY LIMITS

This Contract shall not protect the Company, within the limits hereof, in connection with ultimate net loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

                                    ARTICLE 9

DEFINITIONS

A. The term "ultimate net loss" as used in this Contract shall mean the ratio of the net retained premium income into the net retained loss. An example of the calculation is as follows: net retained premium income equals $100 and the net retained loss equals $150 resulting in the calculation of $150 divided by $100 which equals 150%.


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

B. The term "subject ultimate net loss" as used in this Contract shall mean the subject net retained premium on business the subject of this Contract, classified by the Company as MPCI.

C. The term "net retained premium income" as used in this Contract shall mean gross premium income on Covered Business, less cessions to the FCIC's Assigned Risk, Developmental and Commercial Funds.

D. The term "subject net retained premium income" as used in this Contract shall mean the net retained premium on Covered Business the subject of this Contract, classified by the Company as MPCI.

E. The term "net retained loss" as used in this Contract shall mean the gross losses less all cessions to the FCIC's Assigned Risk and Developmental and Commercial Funds.

                                   ARTICLE 10

NOTICE OF LOSS AND SETTLEMENTS

The Company shall give notice to the Reinsurer, as soon as reasonably practicable in the event ultimate net losses are likely to result in a claim being made upon the Reinsurer, based upon a reasonable estimate of the Company's subject net retained premium income, and the Company shall keep the Reinsurer advised of all subsequent developments.

The Reinsurer agrees to abide by the loss settlements of the Company, such settlements to be construed as satisfactory proof of loss. Amounts falling to the share of the Reinsurer shall be immediately payable to the Company by the Reinsurer upon reasonable evidence of the amount paid or to be paid by the Company being presented to the Reinsurer.

Should the ultimate net loss of the Company exceed the Company's estimated retention prior to the time that the subject net retained premium income of the Company is known, the Reinsurer shall make provisional settlement based on a reasonable estimate of the subject net retained premium income. Any provisional settlement shall be adjusted when the Company 's actual subject net retained premium income is known.

In addition, the Company shall provide information regarding potential loss developments on July 15, August 30 and October 15 of each year, or as soon as information is available.

INTEREST EXPENSE

From the date following 10 days after demand by the Company for payments due under this clause, the amount outstanding shall bear interest at the rate of 1 1/2% per month or part thereof until paid.


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

Should Company withhold money due Reinsurer that is in excess of an actual paid loss, or should the Reinsurer pay to the Company any amount greater than the actual paid loss, or should Company withhold any amount pursuant to Part II of
Article 6, the amount in excess of such actual paid losses, or in excess of sums properly due under Part II of Article 6, shall be repaid or paid to Reinsurer including interest thereon at the rate of 1 1/2% per month or part thereof from the date such excess amount was paid or withheld until full payment hereunder including interest.

                                   ARTICLE 11

PREMIUM

A. The Company will pay the Reinsurer a minimum and deposit premium of $6,000,000 at the signing of this treaty for the crop year 2001 and 2002 and shall pay a minimum deposit premium of $3,000,000 on January 1, 2003, a minimum deposit of $3,000,000 on January 1, 2004 and a minimum deposit of $3,000,000 on January 1, 2005.

B. Within 30 days following the end of the calendar year the Company shall provide any other information which the Reinsurer may require to prepare their Annual Statement which is reasonably available to the Company.

                                   ARTICLE 12

NET RETAINED LINES

This Contract applies only to that portion of any policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

The amount of the Reinsurer' liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

                                   ARTICLE 13

OFFSET

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other. The party asserting the right of offset may exercise such


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

right any time whether the balances due are on account of premiums or losses or otherwise.

                                   ARTICLE 14

ACCESS TO RECORDS

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

                                   ARTICLE 15

ERRORS AND OMISSIONS

Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

                                   ARTICLE 16

CURRENCY

Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

                                   [RESERVED]

                                   ARTICLE 17

SERVICE OF SUIT

It is agreed that in the event of the failure of the Reinsurer to pay any amount claimed to be due under this Contract, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of any court of the State of Iowa which shall be the exclusive forum for any proceeding arising under this Reinsurance Contract, including, but not limited to, its negotiation, execution or performance, and all matters arising hereunder shall be determined in accordance with the law and practice of such court.


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

Service of process upon Granite Reinsurance Company Limited in such suit may be made at any office of Symons International Group, Inc. or any of its affiliates, or upon any officer or director of Granite Reinsurance Company wherever found (hereinafter "agent for service of process"), and in any suit instituted against any Reinsurer(s) upon this Contract, the Reinsurer(s) shall abide by the final decision of such court or of any appellate court in the event of an appeal.

The above named are authorized and directed to accept service of process on behalf of the Reinsurer(s) in any such suit and/or upon the request of the Company to give a written undertaking to the Company that the agent for service of process shall enter a general appearance on behalf of the Reinsurer(s) in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States of America which makes provision therefor, the Reinsurer(s) hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract and hereby designate the agent for service of process as the firm to whom the said officer is authorized to mail such process or a true copy thereof.

The provisions of this Article shall survive any termination of this Agreement.

                                   ARTICLE 18

INSOLVENCY

(All references to the insolvency of the Company herein are also applicable to the insolvency of each and every insurance carrier collectively referred to as the "Company.")

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the


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

approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Contract as though such expense had been incurred by the Company.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Sections 4118(a)(1)(A) and 1114(c) of the New York Insurance Law) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, have assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Reinsurer pay any loss directly to payees under such policy.

                                   ARTICLE 19

REGULATORY COMPLIANCE AND APPROVALS

The parties agree to comply with all laws, regulations or directions of appropriate state insurance departments with regard to (a) any notification to policyholders under the Reinsured Contracts (including without limitation all content, description, timing or other requirements), (b) this Reinsurance Contract Agreement and (c) all service requirements to policyholders under the Reinsured Contracts.

The parties agree that where formal approval is required by any state insurance regulatory agency, this Reinsurance Contract shall not be effective as to any and all Reinsured Contracts in effect in such state until such approval is obtained.

The Reinsurer has provided its Statutory Financial Statements and actuarial opinion for the year ended December 31, 2000 to the Company and the Reinsurer will provide the Company with copies of its Statutory Financial Statements and actuarial opinion for each subsequent calendar year by April 30 of the following year.

                        SIGNATURES ON THE FOLLOWING PAGE


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

                                        GRANITE REINSURANCE COMPANY

                                        By: /s/ Alan G. Symons
                                           -------------------------------------

                                        Its: Vice President
                                            ------------------------------------


                                        ACCEPTANCE INSURANCE COMPANIES INC.

                                        By: /s/ John E. Martin
                                           -------------------------------------

                                        Its: President
                                            ------------------------------------



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

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.

1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurer formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

      I. Nuclear reactor power plants including all auxiliary property on the site, or

      II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

      III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

      IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

      (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

      (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.    Without in any way restricting the operations of paragraphs (1), (2) and
      (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.    Reassured to be sole judge of what constitutes:

      (a)   substantial quantities, and

      (b)   the extent of installation, plant or site.

NOTE: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

      (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

      (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57
NMA 1119

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NOTES:      Wherever used herein the terms:

            "Reassured"       shall be understood to mean "Company", "Reinsured
                              ", "Reassured" or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

            "Agreement"       shall be understood to mean "Agreement",
                              "Contract", "Policy" or whatever other term is used to designate the attached reinsurance document.

"Reinsurer" shall be understood to mean "Reinsurer", "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.


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

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - CANADA

1. This Agreement does not cover any loss or liability accruing to the Reinsured directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurer formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

      (1) Nuclear reactor power plants including all auxiliary property on the site, or

      (2) Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

      (3) Installations for fabricating complete fuel elements or for processing substantial quantities of radioactive materials, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

      (4) Installations other than those listed in (3) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate:

      (a) where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

      (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

4. Without in any way restricting the operation of paragraphs 1, 2 and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.

7.    Reinsured to be sole judge of what constitutes:

      (a)   substantial quantities, and

      (b)   the extent of installation, plant or site.

8. Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer caused:

      (a) by any nuclear incident as defined in or pursuant to the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

      by contamination by radioactive material.

NOTE: Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Reinsured whether new, renewal or replacement which become effective on or after December 31, 1992.

NMA 1980a (01.04.96)
Form approved by Lloyd's Underwriters' Non-Marine Association Limited.

--------------------------------------------------------------------------------

NOTES:      Wherever used herein the terms:

            "Reassured"       shall be understood to mean "Company", "Reinsured
                              ", "Reassured" or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

"Contract" shall be understood to mean "Agreement", "Contract", "Policy" or whatever other term is used to designate the attached reinsurance document. "Reinsurer" shall be understood to mean "Reinsurer", "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.


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